Exhibit 99.1

1 INVESTOR PRESENTATION MARCH 2016

2 Safe Harbor Statement The forward-looking statements contained in this presentation are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and described from time to time in the Company’s filings with the SEC. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INTRODUCTION TO CUBESMART 3 Self-Storage REIT with Expansive National Platform Owned Portfolio by Market Other Northeast 9 CT 21 NY 55 Boston 10 Chicago 38 No. CA 12 Ohio 20 Phila 15 CO, UT 13 Inland Empire 16 Balt., DC 26 Tenn 7 AZ, NV, NM 37 NC 8 So. CA 12 Atlanta 18 Major TX 54 Miami 19 Other FL 55 Total Market Cap2 $6.75 billion Headquarters Malvern, PA 672 445 227 Facilities1 Owned Managed 1) Property count as of December 31, 2015. 2) Market value of common and book value of preferred equity and debt as of December 31, 2015.

HIGH-QUALITY PORTFOLIO 4 A Disciplined Investment Leading Demographics Strategy has Built an Industry-Leading Portfolio A Focus on Supply Constrained Markets (in ‘000) 1 ($ in ‘000) 1) Determined by ranking top 100 markets by net rentable square feet per person with “1” being the market with the lowest supply and “100” being the market with the highest supply compared to the National Average. Evercore ISI Market “Score” reflects each REIT’s property portfolio as measured by existing supply in its markets. Source: Evercore ISI Research Reports dated February 28, 2016 and March 8, 2016. © Copyright 2016. Evercore Group L.L.C. All rights reserved.

ATTRACTIVE RETURNS 5 Innovative Platforms, Disciplined Growth, and Prudent Capital Allocation have Combined to Generate Significant Value for Shareholders Cumulative Total Returns1 120.0% 100.0% 9 2 .1% 80.0% 60.0% 40.0% 20.0% 0.0% -20.0% S& P 500 RMZ Self-S torage REITs CUBE 1) Returns through December 31, 2015. Self-Storage REITs represents a straight average of cumulative total returns for the four largest publicly traded storage REITs. 1 1 0.2% 3 8 .7% 1 Y ear 2 Y ear 3 Y ear

LONG-TERM VISION FOR VALUE CREATION 6 INTERNAL GROWTH Maximize portfolio value through continued focus on customer service and operational enhancements. EXTERNAL GROWTH Continue to prudently build a portfolio of high-quality assets, with a focus on targeted markets. FINANCIAL STRENGTH Finance growth by strategically accessing the full array of capital sources available through a BBB/Baa2 investment grade balance sheet.

7

INTERNAL GROWTH

2015 Same-Store Results[1]

Revenue	Expenses	NOI[2]
+7.3%	+2.3%	+9.6%

Average Occupancy

+92.3% (+150 bps YOY)

2016 Same-Store Guidance[3]

Revenue	Expenses	NOI[2]
+6.0% to +7.0%	+3.0% to +4.0%	+7.5% to +8.5%

Revenue Growth driven increasingly by effective rent growth

Expense Growth is expected to remain inflationary, except for continued pressure on real estate taxes

1) Financial data from January 1, 2015 through December 31, 2015.
2) Net operating income, or revenues less property operating expenses. Please refer to CubeSmart's public filings for a detailed explanation of NOI and how it reconciles to a GAAP measure.
3) As provided in the Company's Earnings Release dated February 18, 2016.

CubeSmart

INTERNAL GROWTH: PERFORMANCE FUELED BY INNOVATION 8 Enhancing the customer experience at all points of engagement through proprietary systems and processes. Constantly testing digital platforms, utilizing marketing advancements, sophisticated systems, and new programs that strengthen customer relationships before, during and after the storage rental process. Developing and implementing sophisticated processes and systems to inform pricing decisions related to attracting and retaining customers, with the ultimate objective of maximizing value from each rental. Raising the bar for customer expectations by making strategic investments in people, training, and technology to better meet customer needs and improve our customer’s storage experience. DIGITAL MARKETING REVENUE MANAGEMENT CUSTOMER SERVICE

INTERNAL GROWTH: INTERNET MARKETING 9 Optimizing marketing efforts and efficiently attracting customers through use of industry leading analytics.

INTERNAL GROWTH: INTERNET MARKETING 10 CUSTOM EXPERIENCE 1 PERSONA 1 CUSTOM EXPERIENCE 2 PERSONA 2 VISITOR DATA AND BEHAVIOR CUSTOM EXPERIENCE 3 PERSONA 3 VISITORS Adjusting to evolving marketing ecosystems and engagement mediums  Continued focus on capturing and leveraging insights about customers to create customized experiences that increase engagement and conversion  Understanding the motivations of different customers and engaging with them through methods they trust

INTERNAL GROWTH: TRADITIONAL MARKETING 11  Out-of-home placements in markets with high store concentration  Hyper-targeted direct mail campaigns in select markets  Customized local marketing efforts to target residential and commercial customers Supplementing internet marketing initiatives with a traditional platform to take advantage of market depth and to reach customers offline

INTERNAL GROWTH: REVENUE MANAGEMENT 12 Revenue Management Landscape Multi-Family Residential Self Storage Airlines Hotels Supply Constraints Competition Seasonality Low Transaction Volume Unpredictable Length of Stay  Historically, advanced revenue management techniques have boosted revenue in a number of supply-constrained industries, beginning with airlines and then moving on to hotels  Multi-family represents the closest analogy, but the unpredictable lengths of stay for self-storage customers adds additional complexity

INTERNAL GROWTH: REVENUE MANAGEMENT 13 Fundamental Pricing Issues Pricing optimization requires consideration of a multi-dimensional demand landscape and dynamic capacity constraints Substitutability CSoumbspteittuittiaobnility TCimominpgetition    CTaimpaincgity / Economic Outcomes Capacity / Economic Outcomes Pricing Decisions Optimal Pricing

INTERNAL GROWTH: REVENUE MANAGEMENT 14 Long-Term Revenue Maximization Strategy Demand Forecast/ Revenue Optimization Price optimization requires consideration of a multi-dimensional demand landscape & dynamic capacity constraints Balance between Street Rates, Discounts, and Concessions Goal of providing the most compelling offer to the customer that maximizes long-term revenue Unit Mix Decisions and Inventory Management Maximizing revenue through dynamic inventory management, prioritization, & unit conversions to create optimal unit availability In-Place Rate Increases Dynamic in-place rate increase strategies take advantage of customer stickiness to maximize long-term revenue

INTERNAL GROWTH: CUSTOMER SERVICE 15 Striving to fulfill our mission of simplifying organizational challenges through unparalleled customer service.  Focus on customer service throughout all touch points (store, sales center, and website) to create a fully-integrated interaction with each customer  Modern offices and operational training focused on service-oriented values facilitate an efficient rental process

INTERNAL GROWTH: CUSTOMER SERVICE 16 An Award-Winning Service Culture

17 EXTERNAL GROWTH Investment Strategy  $276.6 million in 2015 acquisitions  Focus on high-quality properties in high-barrier-to-entry markets  $65.1 million in 2015 new development openings  Leverage relationships with development partners to invest selectively in accretive development and built-to-suit opportunities  76 new properties added in 2015 to the third-party platform  $383.1 million of 2016 investments closed or under contract1 - $133.0 million of acquisitions, $101.4 million of acquisitions at c/o, $148.7 million of JV development  Utilize third-party management program to gain additional scale and efficiencies and create potential acquisition opportunities with private owners 1) Includes acquisitions closed subsequent to December 31, 2015 and those under contract as of February 18, 2016.

EXTERNAL GROWTH: FOCUSED INVESTMENT STRATEGY 18 Focus on Adding Scale in Attractive, High-Barrier-to-Entry Markets Acquisitions1,2 $2.2 billion Dispositions1 $460 million 147 Stores 214 Stores 1) Transactions closed from 2008 through December 31, 2015. 2) Includes investment in 35 properties through HHF Joint Venture. Acquisitions, 2008 – Dec. 31, 2015 Dispositions, 2008 – Dec. 31, 2015 Development Properties, 2014 – Dec. 31, 2015

EXTERNAL GROWTH: FOCUSED INVESTMENT STRATEGY 19 Significant Evolution Over Past Seven Years Acquisitions 2008 – December 2015 2 Total Portfolio December 2015 2 Total Portfolio January 2008 Dispositions, 2008 – December 2015 2 Note: Bubbles sized by revenue. 1) Realized annual rent per occupied sq ft is computed by dividing rental income by the weighted occupied sq ft for the period. 2) Includes transactions closed or announced and under contract as of December 31, 2015. 1

EXTERNAL GROWTH: HIGH-QUALITY ASSETS 20 Enhancing Our Portfolio by Adding Purpose-Built Class A Facilities

EXTERNAL GROWTH: DEVELOPMENT 21 Leverage Local Market Expertise of Partners to Generate Highest Returns 2014 2015 2016 2017 $42.3M Total $49.3M Total $98.9M Total $49.8M Total 1Q14 Bronx, NY - $17.2M 2Q15 Arlington, VA - $17.1M 1Q16 Queens, NY - $32.1M 4Q17 Brooklyn, NY - $49.8M 1Q14 Malvern, PA - $25.1M 4Q15 Queens, NY - $17.4M 2Q16 Bronx, NY - $32.0M 4Q15 Brooklyn, NY - $14.8M 3Q16 Wash, D.C. - $25.4M 4Q16 N. Palm Beach, FL - $9.4M

EXTERNAL GROWTH: PURCHASE AT COMPLETION 22 Acquire High-Quality, Purpose-Built Assets and Add to CubeSmart Platform with Sophisticated Marketing and Revenue Management Systems 2014 2015 2016 2017 $38.0M Total $15.8M Total $69.4M Total $32.0M Total 4Q14 Long Island City, NY - $38.0M 2Q15 Dallas, TX - $15.8M 1Q16 Brooklyn, NY - $48.5M 1Q17 Miami, FL - $20.8M 1Q16 Fort Worth, TX - $10.1M 1Q17 Chicago, IL - $11.2M 1Q16 Grapevine, TX - $10.8M

EXTERNAL GROWTH: IMPACTFUL THIRD-PARTY MANAGEMENT PLATFORM 23 Third-party management allows us to leverage our operating platform and generate additional economies of scale  Platform has grown to 227 properties since its inception in 2009  Purchased 62 properties from our managed million1 since 2010 portfolio for $561 1) Includes acquisitions closed or under contract as of December 31, 2015.

24 FINANCIAL STRENGTH 2015 Activity Approach Raised $234.2 million in net offering proceeds through at-the-market equity program   Fund external growth in a manner consistent with our objective of maintaining our investment grade credit ratings Issued $250.0 million of 4.0% unsecured senior notes due November 2025   Conservative balance sheet strategy provides capacity and flexibility to close transactions and the ability to access multiple sources of capital  Amended credit agreement to increase revolving line of credit to $500 million from $300 million - Extended maturity to April 2020 from June 2017

FINANCIAL STRENGTH: INVESTMENT GRADE BALANCE SHEET 25 Investment Grade Ratings Conservative Metrics (As of December 31, 2015) Debt / Gross Assets Debt + Preferred / Gross Assets Debt / EBITDA1 Debt + Preferred / EBITDA1 Secured Debt / Gross Assets 1) Based on EBITDA and average debt outstanding during 4Q15. 34% 36% 4.6x 4.9x 3.0% Baa2 (Stable) BBB (Stable) Well-Staggered Debt Maturity Schedule (As of December 31, 2015) $500,000 $400,000 Weighted Maturity 6.2 Years Average $300,000 $210,154 $200,000 $100,000 $0 $0 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 (in thousands) Secured Unsecured Total $250,000 $252,500 $250,000 $100,000 $111,627 $50,554 $35,158 $0

EXTERNAL GROWTH: KEY CREDIT METRICS 26 Strong Operating Performance Coupled with Conservative Balance Sheet Management Continues to Improve Credit Metrics 2010 2011 2012 2013 2014 2015 80.0% $0.60 40.0% $0.30 20.0% Dividend per Share Dividend Payout Ratio REIT Avg. Payout Ratio 1) Source: Company Filings. 2) Source: SNL, Company Filings. 3) Dividend payout ratio calculated as annual common distributions declared per share/funds from operations per share, as adjusted. % of Gross Assets Dividend per Share EBITDA / Interest Expense Dividend Payout Ratio Historical Leverage Levels1 60% 50% 40% 30% 20% 10% 0% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Secured Debt Unsecured Debt EBITDA Coverage Ratio1 7.0 6.0 5.0 4.0 3.0 2.0 1.0 0.0 Gross Assets1 3,500 3,000 2,500 2,000 1,500 1,000 500 0 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Dividends2 $0.80100.0% $0.70 $0.5060.0% $0.40 $0.20 $0.10 $-0.0% 201020112012201320142015 3 3

27 Summary  Robust organic growth fueled by a focus on customer service, continued enhancement of our operational infrastructure, and a widening divide between large and small operators  Meaningful external growth through a disciplined investment process supplemented by a competitive and expanding third-party management platform Strategic growth objectives are supported by a healthy, investment grade balance sheet and access to a broad array of capital sources

HISTORICAL COMPANY DATA

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Same-Store Performance[1]	2010	2011	2012	2013	2014	2015
Revenue Growth	0.3%	3.6%	3.8%	7.4%	7.2%	7.3%
NOI Growth	1.0%	5.7%	6.0%	9.3%	9.6%	9.6%
YOY Occupancy Growth (BPS)	0.6%	2.0%	3.4%	5.3%	2.6%	1.5%
Annual Avg. Occupancy	76.8%	78.8%	82.6%	88.4%	90.8%	92.3%
External Growth						
# Acquired Properties	12	27	37	20	53	29
Acquisition Value ($MM)	$85.1	$467.1	$432.3	$189.8	$568.2	$292.4
# of Disposed Properties	16	19	26	35	0	8
Disposition Value ($MM)	$38.1	$45.2	$60.0	$126.4	$0.0	$37.8
Trading & Valuation Metrics						
Market Equity Value[2]	$965	$1,277	$2,049	$2,335	$3,752	$5,496
Total Market Capitalization[2]	$1,580	$2,035	$3,073	$3,474	$4,926	$6,758
Total Gross Assets[2]	$1,793	$2,195	$2,504	$2,757	$3,278	$3,709
P / FFO (Trailing)[3]	18.7x	16.4x	19.7x	17.5x	20.4x	24.5x
FFO Payout Ratio[4]	28.4%	44.6%	47.3%	50.5%	50.9%	55.2%
Dividend Yield[5]	1.5%	2.7%	2.4%	2.9%	2.5%	2.7%

1) Performance as reported for the same-store pool as it was constituted at the end of the respective year.
2) Year-ending values as detailed in Company's supplemental packages.
3) Calculated as ending common share price / funds from operations per share, as adjusted. Please refer to CubeSmart's public filings for a detailed explanation of FFO and how it reconciles to a GAAP measure.
4) Calculated as annual common distributions declared per share / funds from operations per share, as adjusted.
5) Calculated as annual dividend per share / ending common share price.

CUBESMART

29 Contact Us Contact Info Charles Place Director, Investor Relations Email: cplace@cubesmart.com Telephone Office Phone: 610.535.5700